UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2012 (Date of earliest event reported: January 26, 2012)
Williams Controls, Inc. (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	0-18083 (Commission File Number)	84-1099587 (IRS Employer Identification Number)

14100 Sw 72nd Avenue (Address of principal executive offices)		97224 (Zip Code)
503-684-8600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Williams Controls Inc. ("Williams") failed to provide NYSE Amex Equities LLC (the "Exchange") a timely notice of record date for its 2012 Annual Stockholders Meeting.

On January 26, 2012, Williams received a letter from the Exchange (the "NYSE Letter") indicating that it failed to comply with Sections 703 and 1009 of the Exchange Company Guide with respect to providing the Exchange with at least ten days prior notice of the January 13, 2012 record date for our upcoming 2012 Annual Meeting of Stockholders. The NYSE Letter states that it constitutes a public reprimand from the Exchange to Williams pursuant to Section 1009(a)(i) of the Exchange Company Guide. A summary of the letter is set forth below.

According to the NYSE Letter, the Exchange understands that Williams set a record date of January 13, 2012 for its 2012 Annual Meeting of Stockholders. The Exchange concluded that the requisite prior notice to the Exchange was not provided. The NYSE Letter sets forth that in determining to issue a warning letter and not initiate suspending trading in or delisting of Williams securities, the Exchange took into consideration, among other factors, that this is the first time that Williams has failed to satisfy the notice requirements of Section 703 of the Exchange Company Guide.

Williams confirms January 13, 2012 as the record date for its upcoming 2012 Annual Meeting of Stockholders to be held on February 21, 2012.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Williams Controls, Inc. dated January 27, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2012	WILLIAMS CONTROLS, INC. By: /s/ Dennis E. Bunday Dennis E. Bunday Executive Vice President & Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Williams Controls, Inc. dated January 27, 2012